SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             AremisSoft Corporation
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          filing fee is calculated and state how it was determined):

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     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                             AREMISSOFT CORPORATION
                                Goldsworth House
                                   Denton Way
                             Woking, Surrey GU21 3LG
                                 United Kingdom


To the Stockholders of AremisSoft Corporation:


        You are invited to attend the Annual Meeting of the Stockholders of AremisSoft Corporation ("AremisSoft" or the "Company") which will be held on May 15, 2000, at 4:00 p.m. (EDT), at the Four Seasons Hotel, 57 East 57th Street, New York, NY 10022. As used in this Proxy Statement, the terms "we," "us" and "our" also mean AremisSoft.

        The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read such material carefully.

        The Proxy Statement contains information about the ten (10) nominees for election as Directors, the adoption of the AremisSoft Corporation 2000 Stock Option Plan and the adoption of the AremisSoft Corporation Executive Officers' Bonus Plan. The Board of Directors strongly recommends your approval of these proposals.

        We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy, if you attend the meeting and choose to vote in person.

                                            Sincerely,

                                            /s/ ROYS POYIADJIS
                                                -----------------
April 28, 2000                                  Roys Poyiadjis
                                                President

                             AREMISSOFT CORPORATION
                                Goldsworth House
                                   Denton Way
                             Woking, Surrey GU21 3LG
                                 United Kingdom

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2000


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of AremisSoft Corporation, a Delaware corporation ("AremisSoft" or the "Company"), will be held on May 15, 2000, at 4:00 p.m. (EDT), at the Four Seasons Hotel, 57 East 57th Street, New York, NY 10022, for the following purposes, which are more completely discussed in the accompanying Proxy Statement:

     1. To elect ten (10) directors, to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

     2.   To approve the AremisSoft Corporation 2000 Stock Option Plan;

     3.   To approve the AremisSoft  Corporation Executive Officer's Bonus Plan;
          and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 20, 2000, are entitled to notice of and to vote at the Annual Meeting of the Stockholders.

                       By Order of the Board of Directors

                                            /s/ ROYS POYIADJIS
                                                ----------------
April 28, 2000                                  Roys Poyiadjis,
                                                President


YOU ARE CORDIALLY INVITED TO ATTEND AREMISSOFT'S ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                 PROXY STATEMENT
                                       of
                             AremisSoft Corporation
                                Goldsworth House
                                   Denton Way
                             Woking, Surrey GU21 3LG
                                 United Kingdom


                     Information Concerning the Solicitation


     This Proxy Statement is furnished to the stockholders of AremisSoft Corporation ("AremisSoft" or the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the Company's Annual Meeting of the Stockholders (the "Meeting") to be held on May 15, 2000, at 4:00 p.m. (EDT), at the Four Seasons Hotel, 57 East 57th Street, New York, NY 10022, and at any and all adjournments thereof. Only stockholders of record on April 20, 2000, will be entitled to notice and to vote at the Meeting. As used in this Proxy Statement, the terms "we," "us" and "our" also mean AremisSoft.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each signed proxy received will be voted "FOR" the nominees for the Board of Directors, "FOR" the adoption of the 2000 Stock Option Plan, "FOR" the adoption of the Executive Officers' Bonus Plan, and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Company written notice of its revocation addressed to: Secretary, AremisSoft Corporation, Goldsworth House, Denton Way, Woking, Surrey GU21 3LG, United Kingdom, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Meeting and giving the Secretary notice of his or her intention to vote in person.

     The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries, and custodians to be forwarded to beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also bear.

     This Proxy Statement and form of proxy were first mailed to stockholders on or about April 28, 2000.

Record Date and Voting Rights

     The Company is currently authorized to issue up to 85,000,000 shares of Common Stock, par value $.001, and 15,000,000 shares of Preferred Stock, par value $.001. As of March 14, 2000, 15,201,595 shares of Common Stock were issued and outstanding, and no Preferred Shares were issued and outstanding. Each share of Common Stock shall be entitled to one (1) vote on all matters submitted for stockholder approval, including the election of directors. The record date for determination of stockholders entitled to notice of, and to vote at the Meeting, is April 20, 2000. The Company's Certificate of Incorporation does not provide for cumulative voting.

     The majority of the outstanding shares of Common Stock of the Company entitled to vote must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business. The directors shall be elected by a plurality of the voting shares of Common Stock, present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The approval of the 2000 Stock Option Plan and the Executive Officers' Bonus Plan must each be approved by a majority of the voting shares of Common Stock, present in person or represented by proxy at the Meeting. Under Delaware law, abstentions and broker non- votes shall be counted for purposes of determining quorum. Broker non-votes, however, will not be counted for purposes of calculating voting shares, but abstentions will be counted towards calculating voting shares.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General Information

     At the Meeting, stockholders will be asked to elect Dr. Lycourgos K. Kyprianou and Messrs. Roys Poyiadjis, Dann V. Angeloff, George H. Ellis, H. Tate Holt, M.C. Mathews, Noel R. Voice, Theodoros Fessas, George Papadopoulos, and John Malamas, to serve until the next Meeting and until their successors are elected and qualified.

Nominees for Directors

     The nominees for directors have consented to being named as nominees in this Proxy Statement and have agreed to serve as a director, if elected at the Meeting. In the event that any nominee is unable to serve, the person named in the Proxy has discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. The directors who are elected shall hold office until the next Meeting, or until their successors are elected and qualified.

     The following sets forth the persons nominated by the Board of Directors for election as a director and certain information with respect to each.

                       Nominee                     Age
               --------------------------        ------

               Dr. Lycourgos K. Kyprianou          45

               Roys Poyiadjis                      34

               Noel R. Voice                       58

               M.C. Mathews                        36

               Dann V. Angeloff                    64

               George H. Ellis                     51

               H. Tate Holt                        48

               Theodoros Fessas                    48

               George Papadopoulos                 53

               John Malamas                        52

Background of Nominees

     Dr. Lycourgos K. Kyprianou has served as our chairman of the board and chief executive officer since October 1997 and has served as chairman of the board and managing director of our subsidiaries and predecessors since 1978. Dr. Kyprianou is the sole founder of our worldwide business, including our software development and support facility in India. Dr. Kyprianou received a bachelor of science degree with first class honors in computer science from the University of London and a doctorate in philosophy (computer science) from Cambridge University.

     Roys Poyiadjis has served as our president and vice chairman of the board since June 1998 and our chief financial officers from October 1998 through September 1999. From 1997 to 1998, Mr. Poyiadjis served as a partner of Alpha Capital Limited, an investment banking firm primarily focused on investments in technology companies. From 1995 to 1996, he served as a director of Lehman Brothers International Ltd., and from 1993 to 1995, he served as an associate with Morgan Stanley & Co. International Limited. Mr. Poyiadjis received a bachelor of science (honors) degree in communications engineering from the University of Kent and a masters degree in business administration from the London Business School.

     Noel R. Voice has served as a director since June 1998 and as our chief operating officer and secretary since October 1997. From 1992 to 1997, he served as the senior vice president of administration of our United Kingdom operations. From 1987 to 1992, he was founder and managing director of Noble Marketing Ltd., a sales and marketing consulting firm. From 1987 to 1989, he was managing director of Cara Consulting Ltd., a United Kingdom hotel systems company.

     M.C. Mathews has served as a director since April 1999 and has served as our general manager of group software development since October 1997. Since 1995, he has served as the managing director of software engineering of LK Global Software Engineering (India) Private Limited, one of our subsidiaries. From 1992 to 1995, he served as our group project manager. Prior to joining us in 1990, Mr. Mathews was employed as a programmer with Alphabetics Ltd., an IBM distributor in India. Mr. Mathews received a bachelor of science (honors) degree from Kerala and a masters of science degree in physics from Delhi Universities.

     Dann V. Angeloff has served as a director since April 1999. Mr. Angeloff is the founder and president of The Angeloff Company, a corporate financial advisory firm, a position he has held since 1976. He also currently serves as a director of Public Storage, Inc., a New York Stock Exchange listed company, Nicholas/Applegate Growth Equity Fund, top jobs.net, plc, a company quoted on the Nasdaq National Market and various private companies. Mr. Angeloff is a former trustee of the University of Southern California and is a university counselor. He received a bachelor of science degree in business administration and a masters degree in finance from the University of Southern California.

     George H. Ellis has served as a director since April 1999. Mr. Ellis currently serves as executive vice president and chief operating officer of the Communities Foundation of Texas and is a founder and managing director of Chaparral Ventures, Ltd. Since 1996, he has provided consulting services to various technology related companies, and serves on the board of directors of Neon Systems, Inc., and several private companies. From 1986 to 1996, he was the chief financial officer of Sterling Software, Inc., a New York Stock Exchange listed company. Mr. Ellis is a certified public accountant and attorney. He received a bachelor of science degree in accounting from Texas Tech University and a juris doctor degree from the Southern Methodist University School of Law.

     H. Tate Holt has served as a director since April 1999. Since 1990, Mr. Holt has been president of Holt & Associates, a growth management consulting firm. From 1987 to 1990, he served as a senior vice president of Automatic Data Processing (ADP). Prior to 1987, Mr. Holt held positions in various senior sales, marketing and general management positions at IBM, Triad Systems Corporation and ADP. Mr. Holt is also a director of DBS Industries, Inc. and Onsite Energy Corporation. Mr. Holt received a bachelor of arts degree from Indiana University.

     Theodoros Fessas has served as a director since November 1999. Since 1981, Mr. Fessas has been a majority stockholder and president of several companies, including Info-quest, that comprise the QUEST Group, a diversified information technology and communications enterprise, headquartered in Athens, Greece. Prior to that, Mr. Fessas worked in the construction industry as an independent engineer while also serving as a scientific associate with the thermodynamics faculty of Metsovio university. Mr. Fessas received a bachelors of science degree in mechanical engineering from National Technical University of Athens and a masters of science degree in thermodynamics from Birmingham University, England.

     George Papadopoulos has served as a director since November 1999. Mr. Papadopoulos was appointed as the managing director of Info-quest in February 2000. From 1977 to January 2000, he was the general manager of Info-quest. From 1995 to 1996, he served as the general manager of Decision System Integration, a subsidiary of Info-quest, and from 1985 to 1995, he was a founder and managing director of ABC Systems and Software. Mr. Papadopoulos received a degree in agricultural engineering from the University of Thessaloniki and a bachelors of arts degree in economics from the University of Athens.

     John Malamas has served as a director since November 1999. Since 1987, Mr. Malamas has served as the corporate administrator and finance manager of the QUEST Group. Mr. Malamas worked as a financial manager in various Greek and multinational companies from 1973 to 1987 when he joined the QUEST Group. From 1990 to 1992, he served as the general manager of Com-Quest. Mr. Malamas received a bachelors degree in business administration from the University of Pireus.

Vote Required

     The plurality of the voting shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors is required to elect the nominees.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEES FOR THE ELECTION OF DIRECTORS.


                                  PROPOSAL TWO

                                 ADOPTION OF THE
                             AREMISSOFT CORPORATION
                             2000 STOCK OPTION PLAN


     Effective April 17, 2000, subject to stockholder approval, the Board of Directors approved the AremisSoft Corporation 2000 Stock Option Plan (herein the "Plan") to serve as a vehicle to attract and retain the services of key officers, employees, consultants and directors and to help such key individuals realize a direct proprietary interest in the Company. As discussed below, the Plan is a "dual plan" which provides for the grant of both Non-Qualified Options and Incentive Stock Options.

Description of the Plan

     Adoption of the Plan will not affect options previously granted under prior plans. The Plan is intended to attract, retain and motivate officers, employees, consultants and directors of the Company, or subsidiaries of the Company, by giving them the opportunity to acquire stock ownership in the Company.

     The Plan covers 3,050,000 shares of the Company's Common Stock, which shares will be reserved upon confirmation of the Plan. As described below, options to purchase an aggregate of 1,550,000 shares have been granted by the Board, the vesting of which is subject to stockholder approval at the Meeting. The following is a summary of the provisions of the Plan. The summary is not intended to be a complete description of all terms and provisions of the Plan.

     Eligibility. The Plan provides for the grant of options to employees, directors, officers, consultants or other persons who the Board of Directors (the "Board") determines are rendering valuable services to the Company (the "participants"). The Committee (as defined below) determines which participants are to be granted options under the Plan.

     Administration. The Plan will be administered by the Board or the Board may delegate the administration to the Compensation Committee, consisting of two (2) or more disinterested Board members (herein the "Committee"). The Board or Committee will be responsible for the operation of the Plan and, subject to the terms thereof, will make all determinations regarding (i) participation in the Plan by eligible persons, and (ii) the nature and extent of participation. The interpretation and construction of any provisions of the Plan by the Board or Committee shall be final. The Board may at any time remove a Committee member and appoint a successor, provided the successor is a disinterested Board member.

     Other than the ability to receive compensation individually as directors or employees of the Company, Committee members shall serve without compensation, unless otherwise determined by the Board, provided that the Company shall pay the expenses of such members incurred in the administration of the Plan, subject to approval of the Board.

     Terms of Options. Each option will be evidenced by a stock option agreement between the Company and the participants to whom such options may be granted. Options granted shall have a term of up to ten (10) years, as determined by the Committee, and shall be subject to the following additional terms and conditions. In the case of a participant who owns more than ten percent (10%) of the Company's Common Stock, the term of any Incentive Stock Option shall not be more than five (5) years from the date of grant.

     Number of Shares of Common Stock Subject to Any One Option. The Committee shall determine the number of shares subject to an option grant. However, the fair market value (determined as of the Grant Date) of the Common Stock purchasable by any Incentive Stock Options granted to the employee in any calendar year may not exceed One Hundred Thousand Dollars ($100,000).

     Exercise of the Option. Options shall become exercisable during a period or during such periods as the Committee shall determine and may be specifically conditioned upon achieving specified performance goals. An option may be exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The option price of an Incentive Stock Option or Non-Qualified Stock Option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her options and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

     Reload Option. The Administrator of the Plan may, in its discretion, grant a participant a Reload Option. A participant with a Reload Option, who pays for his or her stock in whole or in part, with stock owned by the participant may be granted another option to purchase the number of shares tendered at a price no less than the fair market value of the shares at the date the additional option is granted. The purpose of a Reload Option is to encourage insiders to own stock in the Company.

     Option Price. The option price of an Incentive Stock Option will be determined by the Committee and shall be the fair market value of the Company's Common Stock on the date of grant. In the case of an Incentive Stock Option granted to a participant who owns more than ten percent (10%) of the Common Stock, the exercise price will be one hundred ten percent (110%) of the fair market value.

     Employment Agreement. The Committee may include in an option agreement a condition that the participant shall agree to remain in the employ of the Company for a specified period of time following the date of grant.

     Termination of Status as an Employee. In the case of an Incentive Stock Option, if the participant ceases to serve as an employee of the Company, other than for permanent and total disability or death, all or part of the shares that the optionee was entitled to exercise at the date of such termination may be exercised within three (3) months after the date employment ceases. After such three (3) month period, all unexercised options shall terminate. Non-Qualified Stock Options are not limited to such three (3) month exercise period. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

     Termination of Status as a Director or Consultant. If an optionee ceases to serve as a director or consultant of the Company, any Non-Qualified Stock Option held at the date of such termination may be exercised, in whole or in part, at any time during the term of the option as set forth in the option agreement and after such period of time all unexercised options shall terminate. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

     Death or Permanent Disability. If an optionee should die or become permanently or totally disabled while serving as an employee, officer, consultant or director of the Company, Incentive Stock Options held by the participant may be exercised by the participant, the participant's estate, or descendant at any time within twelve (12) months after the death or permanent disability and shall terminate thereafter. If a participant should die within one (1) month after ceasing to serve as an employee or officer of the Company, the options may be exercised within twelve (12) months after the death to the extent the option was exercisable on the date of such death. Non-Qualified Stock Options shall not be limited to such twelve (12) month exercise period, and such options may be exercised within the time specified in the option agreement. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

     Suspension or Termination of Options. No option shall be exercisable by any person after its expiration date. If the Committee reasonably believes that a participant has committed an act of misconduct, the Committee may suspend the participant's right to exercise any option pending a final determination by the Committee. If the Committee determines a participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules, or if a participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any of the Company's customers or contracting parties to breach a contract with the Company, or induces any principal for whom the Company acts as an agent to terminate such agency relationship, neither the participant nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Committee shall act fairly and in good faith and shall give the participant an opportunity to appear and present evidence on the participant's behalf at a hearing before the Committee. The determination of the Committee shall be final and conclusive unless overruled by the Board.

     Transferability of Options. An Incentive Stock Option is non-transferable, other than by will or the laws of descent and distribution, and is exercisable only by the participant, his or her guardian or legal representative during his or her lifetime, or, in the event of death, by the executors, administrators, designated beneficiary, legatees or heirs of his or her estate during the time period provided above. The Administrator may provide for transfer of an option (other than an Incentive Stock Option), without payment of consideration, to the following family members of the optionee, including adoptive relationships: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece, nephew, former spouse (whether by gift or pursuant to a domestic relations order), any person sharing the employee's household (other than a tenant or employee), an employee or family-controlled partnership, corporation, limited liability company and trust, or a foundation in which the employee or family members heretofore described control the management of assets or are the beneficiaries to the pecuniary benefits of the options. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate.

     Compliance with Securities Laws. It is the intent of the Company that the 2000 Stock Option Plan will comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

     United Kingdom Tax Aspects. Under the current tax laws of the United Kingdom, options granted to officers, employees, consultants and directors who reside in the United Kingdom are subject to certain taxes upon exercise, based on the excess of the fair market value of the exercised shares over the exercise price paid for the shares. In addition, the Company may be required to make certain contributions to government sponsored benefit plans as a result of the exercise of options by residents of the United Kingdom.

     Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board or Committee.

U.S. Federal Tax Aspects

     Options granted under the Plan may be either Incentive Stock Options which satisfy the requirements of Section 422 of the Internal Revenue Code or Non-Qualified Options which are not intended to meet such requirements. The United States federal income tax treatment for the two types of options generally differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two (2) categories: (i) qualifying; and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two
(2) holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Qualified Options. No taxable income is recognized by an optionee upon the grant of a NonQualified Option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the Non-Qualified Option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised Non-Qualified Option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     Special Tax Election. The Administrator may, in its discretion, provide one or more holders of NonQualified Options with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options. Alternatively, the Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

     Withholding Taxes. The Company is entitled to take appropriate measures to withhold from the shares of Common Stock, or to otherwise obtain from the recipients, sufficient sums in cash, check or shares of stock as the Administrator deems necessary to satisfy any applicable federal, state and local withholding taxes, including FICA taxes, before the delivery of the Common Stock to the recipient.

Accounting Treatment

     Option grants with an exercise price per share equal to one hundred percent (100%) of the fair market value of the shares at the time of grant will not result in any direct charge to the Company's earnings. However, the fair value of those options must be disclosed in the notes to the Company's financial statements, in the form of proforma statements, indicating the impact those options would have upon the Company's reported earnings if the value of those options, at the time of grant, were treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a diluted basis.

     On March 31, 1999, the Financial Accounting Standards Board issued an Exposure Draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, as modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee Board members) after December 15, 1998, will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares (if vesting applies). Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the vesting date of each installment of the option shares (if vesting applies).

     Adjustment Upon Changes in Capitalization. In the event any change, such as a stock split, is made in the Company's capitalization which results in an exchange of Common Stock for a greater or lesser number of shares, an appropriate adjustment shall be made in the option price and in the number of shares subject to the option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options shall automatically terminate, provided that the participant shall have the right, immediately prior to the dissolution or liquidation, to exercise his or her options. In the event of the sale of all or substantially all of the Company's assets or the merger of the company with or into another corporation, (i) if the Company is the surviving corporation following a merger or consolidation each option shall, upon exercise, entitle the holder to the issuance of securities to which a holder of the number of shares of Common Stock subject to the option would be entitled after the merger or consolidation, or (ii) if the Company is not the surviving corporation, all options may, at the Company's option, terminate, provided that the participant shall have the right, immediately prior to the merger, consolidation, dissolution or liquidation to exercise his or her options, or the Company pays cash equal to the fair market value of the option.

     Amendment and Termination. The Board may amend the Plan to materially increase the benefits accruing to the option holder without stockholder approval, except to the extent that stockholder approval is required to maintain the status of the Plan as an Incentive Stock Option Plan. Notwithstanding the foregoing, no action by the Board or stockholders may alter or impair any option previously granted under the Plan without the consent of the participant.

Initial Grants Under the Plan

     Options to purchase 675,000 shares under the Plan have been granted by the Board to Dr. Kyprianou, the Company's Chairman of the Board and Chief Executive Officer, and 875,000 shares under the Plan have been granted to Mr. Poyiadjis, the Company's Vice Chairman of the Board and President, the vesting of which is subject to stockholder approval. In approving the Plan, stockholders will also be approving the vesting of these options.

Vote Required

     The affirmative vote of a majority of the Common Stock represented and voting at the Meeting is necessary to approve the adoption of the 2000 Stock Option Plan. The Board of Directors recommends a vote "FOR" the adoption of the 2000 Stock Option Plan, including previous grants under the Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE ADOPTION OF THE 2000 STOCK OPTION PLAN.


                                 PROPOSAL THREE

                                 ADOPTION OF THE
                             AREMISSOFT CORPORATION
                         EXECUTIVE OFFICERS' BONUS PLAN

     On December 17, 1999, the Compensation Committee of the Board of Directors approved the AremisSoft Corporation Executive Officers' Bonus Plan (herein the "Bonus Plan") to provide the executive officers of the Company and its subsidiaries with an opportunity to earn annual bonus compensation, based on the achievement of certain performance goals, as an incentive and reward for their leadership, ability and exceptional services.

Description of the Bonus Plan

     The Bonus Plan is a cash-based incentive bonus program. The purpose of the Bonus Plan is to motivate and reward eligible employees for good performance by making a portion of their cash compensation dependent on achieving performance goals.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of One Million Dollars ($1,000,000) on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five (5) most highly paid executive officers. Certain performance-based compensation plans that have been approved by stockholders are not subject to the deduction limit. The Company is seeking stockholder approval as required by Section 162(m) in order to be allowed to deduct all bonuses paid under the Bonus Plan. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board of Directors has not adopted a policy that all compensation must be deductible. Therefore, nothing in this Bonus Plan shall prevent the Bonus Plan from becoming effective without stockholder approval.

     The approval of the Bonus Plan will not prevent the Board of Directors or the Compensation Committee from adopting any other or additional compensation arrangements. The following is a summary of the provisions of the Bonus Plan. The summary is not intended to be a complete description of all the terms and provisions of the Bonus Plan.

     Eligibility. Executive officers of the Company or its subsidiaries (the "participants") are eligible to receive a bonus under the grant upon reaching certain performance goals. The Committee determines which participants may receive a grant.

     Administration. The Bonus Plan will be administered by a Committee of the Board of Directors comprised solely of two (2) or more "outside directors". The term "outside directors" shall be defined as in Section 162(m) of the Internal Revenue Code of 1986 (the "Code") to the extent required to satisfy the exception for performance-based compensation for Section 162(m) of the Code. The members of this committee may be removed and replaced by the Board of Directors at any time, provided a disinterested Board member is appointed. The Company intends to designate the outside directors of the Compensation Committee as the committee which administers the Bonus Plan.

     Other than the ability to receive compensation individually as directors or employees of the Company, Committee members shall serve without compensation, unless otherwise determined by the Board of Directors, provided that the Company shall pay the expenses of such members incurred in the administration of the Bonus Plan, subject to Board approval.

     Performance Goals. The Committee will establish performance goals that the participants are required to meet to receive a bonus. The Committee will set the performance goals based on one (1) or more of the following performance criteria: appreciation in the Company's share value, total stockholder return, earnings per share, operating income, net income, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, revenues, expenses, operating profit margin, operating cash flow, gross profit margin, net profit margin, employee turnover, employee headcount, labor costs, customer service and accounts receivable of the Company or its subsidiaries.

Transferability of Award

     An award or right under the Bonus Plan is non-transferable, other than by will or the laws of descent and distribution.

U.S. Federal Tax Aspects

     No taxable income is recognized by the participant upon a grant under the Bonus Plan. The participant will recognize taxable income in the year in which the award is paid to the participant. Any award paid under this Bonus Plan, if the Bonus Plan is approved by the stockholders, will be deductible by the Company in the year it is paid. If the Bonus Plan is not approved by the stockholders, the Company will only be able to deduct the award paid to the extent that the total compensation for any individual participant, who is one of the five (5) most highly paid executive officers, does not exceed One Million Dollars ($1,000,000).

Amendment and Termination

     The Board of Directors may amend or terminate the Bonus Plan at any time without stockholder approval. Notwithstanding the foregoing, no action by the Board of Directors may alter or impair any award or right previously granted under the Bonus Plan without the consent of the participant.

Vote Required

     The affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting is necessary to approve the option of the Executive Officers' Bonus Plan. The Board of Directors recommends a vote "FOR" the adoption of the Executive Officers' Bonus Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE ADOPTION OF THE EXECUTIVE OFFICERS' BONUS PLAN.


                               EXECUTIVE OFFICERS

     The following table lists our current executive officers:


        Name                        Age                 Position(s)                  Period
--------------------------          ---     ----------------------------------    ---------------

Dr. Lycourgos K. Kyprianou          45      Chairman of the Board and Chief       10/97 to Present
                                            Executive Officer
Roys Poyiadjis                      34      President and Vice Chairman of the    06/98 to Present
                                            Board
Noel R. Voice                       58      Chief Operating Officer, Secretary    06/98 to Present
                                            and Director
Michael A. Tymvios                  37      Chief Financial Officer               09/99 to Present



Background of Executive Officers

  Dr. Lycourgos K. Kyprianou (See Background of Nominees above for description).

  Roys Poyiadjis (See Background of Nominees above for description).

  Noel R. Voice (See Background of Nominees above for description).

     Michael A. Tymvios has served as our chief financial officer and senior vice president of finance since September 1999. From 1991 to 1999, Mr. Tymvios was a partner at Morison International, a certified public accounting firm. Prior to joining Morison International, he was a senior manager at Deloitte Haskins & Sells. He is a chartered certified accountant and a fellow member of the Chartered Association of Certified Accountants of the United Kingdom. Mr. Tymvios received a bachelor of science (honors) degree in economics from the University of Athens.

Committees of the Board of Directors; Meeting and Attendance

     The Audit Committee of the Board of Directors makes recommendations regarding the retention of independent auditors, reviews the scope of the annual audit undertaken by our independent auditors and the progress and results of their work, and reviews our financial statements, internal accounting and auditing procedures and corporate programs to ensure compliance with applicable laws. The members of the Audit Committee are Messrs. Angeloff, Ellis and Holt.

     The Compensation Committee of the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our officers, administers our 1998 Stock Option Plan and other benefit plans, and considers other matters as may, from time to time, be referred to them by the Board of Directors. The current members of the Compensation Committee are Dr. Kyprianou and Messrs. Poyiadjis, Angeloff, Ellis and Holt.

     The Board of Directors does not have a Nominating Committee.

     The Board of Directors met seven (7) times in 1999, and the Audit Committee and Compensation Committee each met two (2) times in 1999. Each director attended at least 75% of the meetings of the Board of Directors and of the committees upon which he served.

Compensation of the Board of Directors

     Our directors, who are not also our employees or employees of one of our subsidiaries, receive $20,000 per year plus $1,000 for each Board of Directors meeting attended and $1,000 for each committee meeting attended. Directors do not receive any other cash compensation for services as a director. All directors are reimbursed for their expenses incurred in attending meetings. Each outside director also receives, for each year of service as a director, options to purchase 20,000 shares of Common Stock. All options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and vest at the rate of 33 1/3% per year commencing on the grant date.

Executive Compensation

     The following table summarizes all compensation earned by or paid to our Chairman of the Board and Chief Executive Officer for 1997, 1998 and 1999, and our two other highest paid executive officers whose total salary and bonuses for 1999 exceeded $100,000. No other executive officer's total annual compensation for services rendered in all capacities for 1997, 1998 and 1999 exceeded $100,000.


                                                     Summary Compensation Table
                                                     ---------------------------
                                                                                               Long-Term
                                          Annual Compensation (1)                            Compensation
             Name and                --------------------------------      All Other       Awards Securities
        Principal Position           Year      Salary         Bonus       Compensation    Underlying Options
---------------------------------    ----      ------        --------     -------------   -------------------

Dr. Lycourgos K. Kyprianou (2)       1999      $250,000      $300,000          --               700,000
Chairman of the Board and            1998      $250,000      $200,000          --                    --
Chief Executive Officer              1997      $250,000      $200,000          --                    --

Roys Poyiadjis
President and Vice Chairman of the
Board                                1999      $200,000      $300,000          --               700,000

Noel R. Voice
Chief Operating Officer,
General Manager of Healthcare
Systems, and Secretary               1999      $100,000      $ 50,000          --                60,000

-----------------------------------

(1) As translated into United States dollars based upon the average conversion rate in effect during each fiscal year.
(2) Does not include payment of business related expenses of $250,000 in each of 1997 and 1998.

                              Option Grants in 1999

     The following table provides information relating to stock options granted during the year ended December 31, 1999.


                                                             Individual Grants
                                                             -----------------                      Potential Realizable Value
                                                                                                     at Assumed Annual Rates
                                Number of        Percent of Total                                   of Stock Price Appreciation
                                Securities       Options Granted                                          For Option Terms
                                Underlying        to Employees     Exercise Price    Expiration   ----------------------------
    Name                   Options Granted (#)   In Fiscal Year       Per Share         Date           5%             10%
------------------------   -------------------  ----------------   --------------    ----------   -----------    -------------

Dr. Lycourgos Kyprianou           400,000            17.48           $    5.00        04/22/04     $   552,563     $ 1,221,020
                                  300,000            13.11           $   10.875       09/01/04     $   901,369     $ 1,991,789
Roys Poyiadjis                    200,000             8.74           $    5.00        04/22/04     $   276,282     $   610,510
                                  500,000            21.85           $   10.875       09/01/04     $ 1,502,281     $ 3,319,648
Noel R. Voice                      30,000             1.31           $    5.00        04/22/04     $    41,442     $    91,577
                                   30,000             1.31           $   10.875       09/01/04     $    90,137     $   199,179


     The exercise price of each option was equal to the fair market value of our common stock on the date of the grant. Percentages shown under "Percent of Total Options Granted to Employees in the Last Fiscal Year" are based on an aggregate of 2,288,800 options granted to our employees under the 1998 Stock Option Plan and outside of this plan during the year ended December 31, 1999.

     Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the five-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

o Multiplying the number of shares of common stock subject to a given option by the exercise price,

o Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire five-year term of the option, and

o    Subtracting from that result the aggregate option exercise price.

                                  Fiscal Year End Option Values

        The following table sets forth for each of the executive officers named in the Summary Compensation Table the number and value of exercisable and unexercisable options for the year ended December 31, 1999.


                                                           Number of Securities
                                                           Underlying Unsecured              Value of Unexercised
                                                                  Options                    In-The-Money Options
                              Shares                       At December 31, 1999              at December 31, 1999
                           Acquired on        Value     --------------------------     ------------------------------
         Name              Exercise (#)   Realized ($)  Exercisable  Unexercisable      Exercisable     Unexercisable
-----------------------   --------------  ------------  ------------ -------------     -------------    -------------
Dr. Lycourgos Kyprianou        None           None        133,333        266,667         $3,666,658      $7,333,343
                                                          150,000        150,000          3,243,750       3,243,750

Roys Poyiadjis                 None           None         66,666        133,334          1,833,315       3,666,685
                                                          250,000        250,000          5,406,250       5,406,250

Noel R. Voice                  None           None         10,000         20,000            275,000         550,000
                                                           15,000         15,000            324,375         324,375

     Amounts shown under the column "Value of Unexercised In-The-Money Options at December 31, 1999," represent the difference between the fair market value of the shares of common stock underlying the options at December 31, 1999, $32.50 per share (the closing price on the last day of trading of 1999, as reported by the Nasdaq National Market) less the corresponding exercise price of such options.

1998 Stock Option Plan

     We previously established the 1998 Stock Option Plan (the "1998 Plan"). The purposes of the 1998 Plan is to encourage stock ownership by our employees, officers, and directors to give them a greater personal interest in the success of the business and to provide an added incentive to continue to advance in their employment by or service to us. A total of 1,500,000 options are authorized to be issued under the 1998 Plan, of which 1,476,200 options are issued and outstanding as of March 13, 2000. The 1998 Plan provides for the grant of either incentive or non-statutory stock options. The exercise price of any incentive stock option granted under the 1998 Plan may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value for which an optionee may be granted incentive stock options in any calendar year may not exceed $100,000. Shares subject to options under the 1998 Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the 1998 Plan is exercisable for ten years. The Plan is administered by the Compensation Committee which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The 1998 Plan may be amended, suspended, or terminated by the Board of Directors but no such action may impair rights under a previously granted option. Each incentive stock option is exercisable, during the lifetime of the optionee, only so long as the optionee remains employed by us.

Employment Agreements

     We have entered into employment agreements with Dr. Kyprianou and Mr. Poyiadjis. The employment agreements for Dr. Kyprianou and Mr. Poyiadjis expire on June 1, 2001. Each of the employment agreements may be terminated by us or the employee without cause (as defined in the employment agreements) upon thirty
(30)  days  notice,  or  for  cause  without  notice.  Under  the  terms  of Dr.
Kyprianou's employment agreement, Dr. Kyprianou is entitled to minimum annual compensation of $350,000 in 2000 and $400,000 in 2001. Under the terms of Mr. Poyiadjis' employment agreement, Mr. Poyiadjis is entitled to minimum annual compensation of $300,000 in 2000 and $350,000 in 2001. Under their employment agreements, Dr. Kyprianou and Mr. Poyiadjis are each entitled to receive a severance benefit equal to one times his annual compensation, if terminated without cause, and 2.99 times his annual compensation, if terminated without cause within one hundred eighty (180) days after a change in control. Each of these agreements also contain provisions prohibiting each of Dr. Kyprianou and Mr. Poyiadjis from competing with us during the term of their employment. The employment agreements with Dr. Kyprianou and Mr. Poyiadjis also provide that we will indemnify them for any losses, costs, damages or expenses incurred as a direct consequence of the discharge of their duties or by reason of their status as our agents.

     Dr. Kyprianou and Mr. Poyiadjis are also entitled to bonuses based on the Bonus Plan adopted by the Compensation Committee at its December 1999 meeting. Under this plan, Dr. Kyprianou and Mr. Poyiadjis are each entitled to receive a bonus based on our ability to meet earnings per share targets, as established by the Board of Directors or Compensation Committee. The bonus can be up to three times their 2000 annual salaries, but cannot exceed $1.4 million individually. In 1999, the Compensation Committee awarded each of Dr. Kyprianou and Mr. Poyiadjis a $300,000 bonus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Info-quest Private Placement

     In October 1999, we raised approximately $17.6 million in a private placement of 1.6 million shares of our common stock to Info-quest S.A. Concurrent with the private placement, Info-quest acquired an additional 1.2 million shares of our common stock from LK Global (Holdings) N.V., a company controlled by Dr. Kyprianou, our chief executive officer. In connection with this private placement, we agreed to increase the size of our Board of Directors to ten and nominate three representatives of Info-quest to our Board of Directors so long as Info-quest holds twenty percent or more of our outstanding common stock. If we increase the size of our Board of Directors or Info-quest sells a portion of its shares, the number of directors it may nominate will be adjusted in accordance with the agreement. As a result of the private placement and concurrent purchase from LK Global (Holdings) N.V., Info-quest's holdings of our common stock exceeded twenty percent of the outstanding common stock. In accordance with the agreement, in November 1999, we increased the size of our Board of Directors to ten directors and appointed three representatives of Info-quest, Messrs. Fessas, Papadopolous and Malamas.

     We also granted Info-quest preemptive rights to acquire from us at anytime we make further issuances of our equity or convertible debt securities an amount of our securities necessary to maintain, after any future issuance, its percentage of ownership in us immediately before the issuance.

     Info-quest may require us to register under the Securities Act all or a portion of its shares at our expense. In addition, if we propose to register any of our securities either for our own account or the account of others, Info-quest is entitled to include their shares in the registration at our expense. However, Info-quest agreed not to sell or transfer any of the shares sold it by us until October 2000 without our prior written consent if, after giving affect to the sale, Info-quest would hold less than twenty percent of our outstanding common stock. Finally, Info- quest granted us a right of first refusal with respect to any of the shares sold to it by us that it decides to sell in the future.

     In connection with the private placement to Info-quest in October 1999, Info-quest entered into a voting agreement with LK Global (Holdings) N.V., a company controlled by Dr. Kyprianou, our chief executive officer, in which Info-quest and LK Global (Holdings) agreed to vote all of our shares owned by them for a slate of directors, seven of which are nominated by us and three of which are nominated by Info-quest, for a total of ten directors. Pursuant to the voting agreement, both parties shall also agree on the voting of their shares on all other matters. If Info-quest and LK Global (Holdings) cannot agree on the voting of their shares for any particular matter, neither of the parties will vote their shares on that matter.

Officer Loans

     During the third and fourth quarters of 1998, Mr. Poyiadjis, our president, made loans to us in the aggregate principal amount of approximately $1.7 million. The loans were reflected in a promissory note dated December 31, 1998, bearing interest at the rate of LIBOR plus 2% per annum. We repaid the loan in May 1999 and the largest aggregate amount outstanding under the note at any time during 1999 was $1.8 million. The purpose of the loans made by Mr. Poyiadjis was to provide us with additional working capital.

     On May 15, 1998, we loaned $2.6 million to Dr. Kyprianou, our chief executive officer, which was evidenced by a promissory note. The loan was made to Dr. Kyprianou in order to provide temporary liquidity to Dr. Kyprianou. The loan accrued interest at the rate of LIBOR plus 2% per annum. Dr. Kyprianou repaid the loan in November 1999 and the largest aggregate amount outstanding under the note at any time during 1999 was $1.9 million.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, the Company believes that, during the year ended December 31, 1999, its executive officers, directors and ten percent (10%) stockholders complied with all applicable
Section 16(a) filing requirements.

Principal Stockholders

     The following table sets forth certain information as of April 20, 2000, with respect to the beneficial ownership of our Common Stock for (i) each director, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our Common Stock.

     Unless otherwise indicated, the address for each listed stockholder is: c/o AremisSoft Corporation, Goldsworth House, Denton Way, Woking, Surrey GU21 3LG, United Kingdom. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

      Name of Beneficial Owner            Number of Shares             Percent
---------------------------------         ----------------             -------

Dr. Lycourgos K. Kyprianou(1)....             7,637,379                 48.90%
Info-quest S.A.(2) ..............             7,220,713                 47.50
  25 Pantou Street
  17671 Kallithea, Athens, Greece
Roys Poyiadjis(3)................             1,162,953                  7.46
Michael A. Tymvios...............                10,000                     *
Noel R. Voice....................                35,000                     *
M.C. Mathews.....................                35,000                     *
Dann V. Angeloff.................                40,000                     *
George H. Ellis..................                25,000                     *
H. Tate Holt.....................                20,000                     *
All directors and executive
 officers as a group(8 persons)..             8,965,332                 55.54

-----------------------------------
*    Less than one percent (1%)

(1) Represents shares held by LK Global (Holdings) N.V., for which Dr. Kyprianou has sole voting and investment power, and includes 3,732,923 shares held by Info-quest S.A. which is a party to a voting agreement with LK Global Holdings N.V. and Dr. Kyprianou.

(2) Represents 3,487,790 shares held by LK Global (Holdings) N.V., which is a party to a voting agreement with Info- quest.

(3) Represents shares held by Onyx Capital, Inc. for which Mr. Poyiadjis has sole voting and investment power.

Performance Measurement Comparison

     The following graph shows a comparison of total stockholder return for holders of our Common Stock from April 22, 1998, the date of our initial public offering, through December 31, 1999 compared with the Nasdaq Composite Index, and the Nasdaq Computer Index. The information contained in the stock performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

                               [GRAPHIC OMITTED]


COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT*


                  AremisSoft Corporation      Nasdaq Composite Index         Nasdaq Computer Index
                  ----------------------      ----------------------         ---------------------
4/22/99                    $100                        $100                         $100

12/31/99                   $650                        $159                         $178


* Assumes that $100 was invested on April 22, 1999 in our Common Stock and in each index, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative or future stockholder returns.

Appointment of Independent Auditors

     The Board of Directors retained the firm of Pannell Kerr Forster as our independent auditor for the year 2000. A representative of Pannell Kerr Forster will be at the Meeting to respond to appropriate questions.

Other Matters

     The Board of Directors knows of no other matters that may or are likely to be presented at the Meeting. However, in such event, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

Additional Information

     Copies of the exhibits to our Annual Report on Form 10-K will be provided to any requesting stockholder, provided that such stockholder agrees to reimburse us for reasonable fees related to providing such exhibits. Stockholders should direct their request to: Corporate Secretary, AremisSoft
Corporation, Goldsworth House, Denton Way, Woking Surrey GU21 3LG, United Kingdom. Our Form 10-K may also be accessed on the Internet at http://www.aremissoft.com.

Stockholder Proposals

     Stockholder proposals to be included in our Proxy Statement and Proxy for its 2001 annual meeting must meet the requirements of Rule 14a-8 promulgated by the SEC and must be received by AremisSoft no later than Friday, December 1, 2000.

     ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE THE PROXY IF THEY DESIRE AT ANY TIME BEFORE IT IS VOTED.


                                            AremisSoft Corporation

                                            By Order of the Board of Directors

                                            /s/ ROYS POYIADJIS
                                                ----------------
April 28, 2000                                  Roys Poyiadjis,
                                                President
                                                New York, New York

                             AREMISSOFT CORPORATION
                                Goldsworth House
                                   Denton Way
                             Woking, Surrey GU21 3LG
                                 United Kingdom


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mr. Roys Poyiadjis and Dr. Lycourgos Kyprianou, and each of them, as proxies with the power to appoint his or her successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of AremisSoft Corporation held of record by the undersigned on April 20, 2000, at the Annual Meeting of Stockholders, to be held on May 15, 2000, at 4:00 p.m. (EDT), at the Four Seasons Hotel, 57 East 57th Street, New York, NY 10022, and at any and all adjournments thereof.



1.   Election of Directors.

    |_| FOR all nominees listed below                |_| WITHHOLD AUTHORITY
        (except as marked to the contrary below)         (to withhold vote for
                                                          all Nominees below)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

          Dr. Lycourgos Kyprianou           Roys Poyiadjis
          Noel R. Voice                     M.C. Mathews
          Dann V. Angeloff                  George H. Ellis
          H. Tate Holt                      Theodoros Fessas
          George Papadopoulos               John Malamas

2.   Approval of the AremisSoft Corporation 2000 Stock Option Plan

               |_| FOR          |_| AGAINST       |_| ABSTAIN

3.   Approval of the AremisSoft Corporation Executive Officers' Bonus Plan
               |_| FOR          |_| AGAINST       |_| ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees and FOR Proposals Two and Three.

     Please sign exactly as name appears on the share certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                   Dated:

                                                   Name (Print)

                                                   Signature

                                                   (Address)

                                                   Name (Print)(if held jointly)


                                                   (Address)


                                                   I  will       will  not
                                                   attend the Meeting. Number of
                                                   persons to attend:     .

                                                                      APPENDIX A

                             AREMISSOFT CORPORATION
                             2000 STOCK OPTION PLAN


1.   Purpose; Definitions.

     (a) Purpose. The purpose of the Plan is to attract, retain and motivate employees, officers, directors, and consultants of the Company, or a subsidiary of the Company, by giving them the opportunity to acquire Stock ownership in the Company.

     (b) Definitions. For purposes of the Plan, the following terms have the following meanings:

          (i)  "Administrator"  means the Compensation  Committee referred to in
Section 4 in its capacity as administrator of the Plan, or the Board in the event that it abolishes the Compensation Committee and reinvests in the Board the administration of the Plan.

          (ii) "Board" means the Board of Directors of the Company.

          (iii)"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (iv) "Commission" means the Securities and Exchange Commission and successor agency.

          (v) "Company" means AremisSoft Corporation, a Delaware corporation and its subsidiaries.

          (vi) "Director" shall mean a member of the Board.

         (vii) "Effective Date" has the meaning set forth in Section 2.

         (viii)"Eligible Person" means, in the case of the grant of an Incentive Stock Option Plan, all employees of the Company or a subsidiary of the Company and, in the case of a Non-qualified Stock Option, any director, officer or employee of the Company or other person who, in the opinion of the Board, is rendering valuable services to the Company, including without limitation, an independent contractor, outside consultant, or advisor to the Company.

          (ix) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          (x) "Fair Market Value" means (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the Composite Tape, as published in the Western Edition of the Wall Street Journal, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Stock on such date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such Stock; (ii) if the Stock is not listed or admitted to trade on a national securities exchange, the closing price for the Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not reported on the National Market System, the mean between the closing bid and asked prices for the stock on such date, as furnished by the NASD, and if no bid and asked prices are quoted on such date, the bid and asked prices on the next preceding day on which such prices were quoted; and (iv) if the stock is not reported on the National Market System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value established by the Administrator for purposes of granting options under the Plan.

               (xi) "Grant Date" means the date of grant of any Option.

              (xii) "Incentive Stock Option" means an option which is an option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

             (xiii) "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers.

               (xiv)"Non-Employee Director" has the meaning set forth in Rule 16-3.

               (xv) "Non-qualified Stock Option" means an option which is designated a Non- qualified Stock Option.

             (xvi) "Officer" means an officer of the Company and an officer who is subject to Section 16 of the Exchange Act.

             (xvii) "Option" means an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as an Incentive Stock Option or a Non-qualified Stock Option.

            (xviii) "Option Agreement" means the written option agreement covering an Option.

              (xix) "Optionee" means the holder of an option.

               (xx) "Plan" means this AremisSoft Corporation 2000 Stock Option Plan as amended from time to time.

              (xxi) "Rule 16b-3" means Rule 16b-3 under Section 16 (b) of the Exchange Act, as amended from time to time, and any successor rule.

             (xxii) "Stock" means the Common Stock, par value $0.0004, of the Company, and any successor entity.

            (xxiii) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

             (xxiv) "Tax Date" means the date defined in Section 7.

              (xxv) "Vesting Date" means the date on which an Option becomes wholly or partially exercisable, as determined by the Administrator in its sole discretion.

     2. Effective Date; Term of Plan. The Effective Date of this Plan shall be upon shareholder approval of this Plan within 12 months of the date of Board approval. Any Options granted prior to shareholder approval of the Plan, shall, upon shareholder approval, be deemed issued as of the grant date. This Plan, but not Options already granted, shall terminate automatically ten years after its adoption by the Board, unless terminated earlier by the Board under Section 13. No Options shall be granted after termination of this Plan but all Options granted prior to termination shall remain in effect in accordance with their terms.

     3. Number and Source of Shares of Stock Subject to the Plan. Subject to the provisions of Section 8, the total number of shares of Stock with respect to which Options may be granted under this Plan is three million fifty thousand (3,050,000) shares of Stock. The shares of Stock covered by any canceled, expired or terminated Option or the unexercised portion thereof shall become available again for grant under this Plan. The shares of Stock to be issued hereunder upon exercise of an Option may consist of authorized and unissued shares or treasury shares.

     4. Administration of the Plan. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board, all of whom shall be Non-Employee Directors (the "Compensation Committee"). Members of the Compensation Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Compensation Committee, the term Administrator shall mean the Compensation Committee.

     Subject to the express provisions of this Plan, the Administrator shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Optionees under this Plan; to further define the terms used in this Plan; to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement; to provide for rights of refusal and/or repurchase rights; to amend outstanding Option Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or in furtherance of the powers provided for herein; to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; to determine the duration and purposes of leaves of absence which may be granted to Optionees without constituting a termination of their employment for purposes of this Plan; to accelerate the vesting of any Option; and to make all other determinations necessary or advisable for the administration of this Plan.

        Any decision or action of the Administrator in connection with this Plan or Options granted or shares of Stock purchased under this Plan shall be final and binding. The Administrator shall not be liable for any decision, action or omission respecting this Plan, or any Options granted or shares of Stock sold under this Plan. The Board at any time may abolish the Compensation Committee and reinvest in the Board the administration of the Plan.

     To the extent permitted by applicable law in effect from time to time, no member of the Compensation Committee or the Board of Directors shall be liable for any action or omission of any other member of the Compensation Committee or the Board of Directors nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence, arising out of or related to the Plan. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Compensation Committee or Board in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a director or member of the Compensation Committee or Board arising with respect to the Plan or administration thereof or out of membership on the Compensation Committee or Board or by the Company, or all or any combination of the preceding; provided, the director or Compensation Committee member was acting in good faith, within what such director or Compensation Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Compensation Committee member, and the term
"person" as used on this section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

     5.   Grant of Options; Terms and Conditions of Grant.

          (a) Grant of Options. One or more Options may be granted to any Eligible Person. Subject to the express provisions of the Plan, the Administrator shall determine from the Eligible Persons those individuals to whom Options under the Plan may be granted. Each Option so granted shall be designated by the Administrator as either a Non-qualified Stock Option or an Incentive Stock Option.

     Subject to the express provisions of the Plan, the Administrator shall specify the Grant Date, the number of shares of Stock covered by the Option, the exercise price and the terms and conditions for exercise of the Options. If the Administrator fails to specify the Grant Date, the Grant Date shall be the date of the action taken by the Administrator to grant the Option. As soon as practicable after the Grant Date, the Company will provide the Optionee with a written Option Agreement in the form approved by the Administrator, which sets out the Grant Date, the number of shares of Stock covered by the Option, the exercise price and the terms and conditions for exercise of the Option.

     The Administrator may, in its absolute discretion, grant Options under this Plan at any time and from time to time before the expiration of ten years from the Effective Date to an Eligible Person.

          (b) General Terms and Conditions. Except as otherwise provided herein, the Options shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

               (i) Exercise of Option. In order to exercise all or any portion of any Option granted under this Plan, an Optionee must remain as an officer, employee, consultant or director of the Company, or a Subsidiary, until the Vesting Date. The Option shall be exercisable on or after each Vesting Date in accordance with the terms set forth in the Option Agreement.

               (ii) Option Term. Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than 10 years after the grant of the Option (5 years in the case of an Incentive Stock Option when the Optionee owns more than 10% of the total combined voting power of all classes of stock of the Company), and shall be subject to earlier termination as hereinafter provided.

               (iii) Exercise Price. The Exercise Price of any Option shall be determined by the Administrator, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of an Optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Stock on the date the Incentive Stock Option is granted.

               (iv) Method of Exercise. To the extent the right to purchase shares of Stock has vested, Options may be exercised, in whole or in part, from time to time in accordance with their terms by written notice from the Optionee to the Company stating the number of shares of Stock with respect to which the Option is being exercised. Payment of the exercise price may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) provided that a public market for the Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law. The Administrator may provide, in an Agreement or otherwise, that an Optionee who exercises an Option and pays the exercise price in whole or in part with Stock then owned by the Optionee will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option ("Reload Option"). Unless otherwise provided in the Agreement, an Optionee, in order to be entitled to a Reload Option, must pay with Stock that has been owned by the Optionee for at least the preceding 180 days.

               (v) Restrictions on Stock; Option Agreement. At the time it grants Options under this Plan, the Company may retain, for itself or others, rights to repurchase the shares of Stock acquired under the Option or impose other restrictions on such shares. The terms and conditions of any such rights or other restrictions shall be set forth in the Option Agreement evidencing the Option. No Option shall be exercisable until after execution of the Option Agreement by the Company and the Optionee.

               (vi) Transferability  of Options.  Except as  otherwise  provided below for Non-qualified Stock Options, no Option shall be transferable other than by will or by the laws of descent and distribution and during the lifetime of an Optionee, only the Optionee, his guardian or legal representative may exercise an Option. An Optionee may designate a beneficiary to exercise his or her Options after the Optionee's death. The Administrator may provide for transfer of an Option (other than an Incentive Stock Option), without payment of consideration, to the following family members of the Optionee, including adoptive relationships:  a child,  stepchild,  grandchild,  parent,  stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, sister-in-law, niece, nephew, former spouse (whether by gift or pursuant to a domestic relations order), any person sharing the employee's household (other than a tenant or employee), a family- controlled partnership, corporation, limited liability company and trust, or a foundation in which family members heretofore described control the management of assets. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate.

               (vii) Exercise After Certain Events.

                    (1) Termination of Employment/Consulting/Directorship. If for any reason other than permanent and total disability or death (as defined below) an Optionee ceases to be employed by or to be a consultant or director of the Company, or a Subsidiary, Incentive Stock Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within three months after the date of such termination or such lesser period specified in the Option Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and (ii) ten years from the Grant Date) and Non-qualified Stock Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within the period specified in the Option Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and (ii) ten years from the Grant Date), or such lesser period specified by the Administrator.

                    If an Optionee granted an Incentive Stock Option terminates employment but continues as a consultant, advisor or in a similar capacity to the Company or a Subsidiary, Optionee need not exercise the Option within three months of termination of employment but shall be entitled to exercise within three months of termination of services to the Company or the Subsidiary (one year in the event of permanent disability or death). However, if Optionee does not exercise within three months of termination of employment, the Option will not qualify as an Incentive Stock Option.

                    (2) Permanent Disability and Death. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), or dies while employed by the Company, or while acting as an officer, consultant or director of the Company, or a Subsidiary, (or, if the Optionee dies within the period that the Option remains exercisable after termination of employment or affiliation), Incentive Stock Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Incentive Stock Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within one year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and
(ii) ten years from the Grant Date). Non-qualified Stock Options shall not be limited to such one year exercise period upon permanent disability or death and may be exercised at any time specified in the Option Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and (ii) ten years from the Grant Date) or such lesser period specified by the Administrator.

               (viii) Compliance with Securities Laws. The Company shall not be obligated to issue any shares of Stock upon exercise of an Option unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares of Stock are otherwise in compliance with all applicable securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares of Stock or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares of Stock acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreement evidencing the Option.

     6. Limitations on Grant of Incentive Stock Options.

          (a) The aggregate Fair Market Value (determined as of the Grant Date) of the Stock for which Incentive Stock Options may first become exercisable by any Optionee during any calendar year under this Plan, together with that of Stock subject to Incentive Stock Options first exercisable (other than as a result of acceleration pursuant to Section 9(a)) by such Optionee under any other plan of the Company or any Subsidiary, shall not exceed $100,000.

          (b) There shall be imposed in the Option Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

          (c) No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of outstanding Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the Stock (determined as of the Grant Date) subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the Grant Date.

          (d) No Incentive Stock Option may be granted to any person who is not an employee of the Company or a Subsidiary of the Company.

     7. Payment of Taxes. Upon the disposition by an Optionee or other person of shares of an Option prior to satisfaction of the holding period requirements of
Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the Company shall have the right to require such Optionee or such other person to pay by cash, or check payable to the Company, the amount of any required withholding on applicable federal, state, and local taxes and FICA with respect to such transactions. Any such payment must be made promptly when the amount of such obligation becomes determinable (the "Tax Date"). To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit an Optionee to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount not greater than the Optionee's estimated withholding, by (a) directing the Company to apply shares of Stock to which the Optionee is entitled as a result of the exercise of an Option, or (b) delivering to the Company shares of Stock owned by the Optionee. The shares of Stock so applied or delivered in satisfaction of the Optionee's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

     8. Adjustment for Changes in Capitalization. The existence of outstanding Options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 9, if the outstanding shares of the Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, an appropriate adjustment of the number and kind of securities with respect to which Options may be granted under this Plan, the number and kind of securities as to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised will be made.

     9. Dissolution, Liquidation, Merger.

          (a) Company Not The Survivor. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation, combination, reorganization or sale exceeds the exercise price of the Option or negotiate to have such option assumed by the surviving corporation. In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a merger, consolidation, combination or reorganization, in which the Company is not the surviving corporation, the Administrator, in its absolute discretion, may accelerate the time within which each outstanding Option may be exercised or negotiate to have such option assumed by the surviving corporation.

          (b) Company is the Survivor. In the event of a merger, consolidation, combination or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan.

     10. Change of Control. If there is a "change of control" in the Company, all outstanding Options shall fully vest immediately upon the Company's public announcement of such a change. A "change of control" shall mean an event involving one transaction or a related series of transactions, in which (i) the Company issues securities equal to 25% or more of the Company's issued and outstanding voting securities, determined as a single class, to any individual, firm, partnership, limited liability company, or other entity, including a "group" within the meaning of SEC Exchange Act Rule 13d-3, (ii) the Company issues voting securities equal to 25% or more of the issued and outstanding voting stock of the Company in connection with a merger, consolidation other business combination, (iii) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving company, or (iv) all or substantially all of the Company's assets are sold or transferred. See Section 9 with respect to Options vesting upon the occurrence of either of the events described in (iii) or (iv) of this Section 10 and the result upon the non-exercise of the Options.

     11. Suspension and Termination. In the event the Board or the Administrator reasonably believes an Optionee has committed an act of misconduct including, but limited to acts specified below, the Administrator may suspend the Optionee's right to exercise any Option granted hereunder pending final determination by the Board or the Administrator. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty or deliberate disregard of the Company rules or rules made by a supervisor, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option hereunder. In making such determination, the Board or the Administrator shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf. The determination of the Board or the Administrator shall be final and conclusive.

     12. No Rights as Shareholder or to Continued Employment. An Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by an Option. An Optionee shall have no right to vote any shares of Stock, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation until such Optionee has effectively exercised the Option and fully paid for such shares of Stock. Subject to Sections 8 and 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the shares of Stock has been acquired by the Optionee. The grant of an Option shall in no way be construed so as to confer on any Optionee the rights to continued employment by the Company, or a Subsidiary.

     13. Termination; Amendment. The Board may amend, suspend or terminate this Plan at any time and for any reason, but no amendment, suspension or termination shall be made which would impair the right of any person under any outstanding Options without such person's consent not unreasonably withheld. Further, the Board may also amend this Plan to materially increase the benefits accruing to Option holders under this Plan; provided, however, that any such amendment shall be subject to the approval of the Company's shareholders if so required to maintain the status of the Plan as an Incentive Stock Option Plan.

        14. Governing Law. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the laws of the State of Delaware.

                                                                      APPENDIX B

                             AREMISSOFT CORPORATION
                         EXECUTIVE OFFICERS' BONUS PLAN


SECTION 1. PURPOSE.

     AremisSoft Corporation, a Delaware corporation (the "Company") hereby establishes this Executive Officers' Bonus Plan (the "Plan") in order to provide the executive officers of the Company and its subsidiaries with an opportunity to earn annual bonus compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their leadership, ability and exceptional services.

SECTION 2. DEFINITIONS.

          2.1 "Award" means the amount of bonus compensation to which an Eligible Employee is entitled for each Plan Year as determined by the Committee pursuant to Section 4 of the Plan.

          2.2 "Code" means the Internal Revenue Code of 1986, as amended, including applicable regulations thereunder.

          2.3 "Committee" means a committee of the Company's Board of Directors (the "Board") comprised solely of two or more "outside directors," as defined in
Section 162(m) of the Internal Revenue Code to the extent required to satisfy the exception for performance-based compensation under Section 162(m) of the Code. The members of the Committee shall serve at the pleasure of the Board.

          2.4  "Company" means AremisSoft Corporation or its subsidiaries.

          2.5 "Determination Date" means the day immediately preceding the first day of a Plan Year or such later date by which the Committee may establish performance goals for a Plan Year.

          2.6  "Eligible Employee" means any executive officer of the Company.

          2.7  "Plan Year" means the fiscal year of the Company.

SECTION 3. ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee shall have the authority to establish performance goals for the awarding of Awards for each Plan Year to determine the Eligible Employees to whom Awards are to be made for each Plan Year; to determine whether performance goals for each Plan Year have been achieved; to authorize payment of Awards under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; and to interpret the terms and provisions of the Plan. All determinations made by the Committee with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Eligible Employees.

SECTION 4. DETERMINATION OF AWARDS.

     The amount of an Award for any Plan Year shall be determined based on the achievement of one or more performance goals established by the Committee with respect to such Eligible Employee, but shall not exceed three times such Eligible Employee's annual base salary. Performance goals may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: appreciation in share value, total stockholder return, earnings per share, operating income, net income, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, revenues, expenses, operating profit margin, operating cash flow, gross profit margin, net profit margin, employee turnover, employee headcount, labor costs, customer service, and accounts receivable. The performance goals may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. No later than the Determination

Date, the Committee shall establish (i) the Eligible Employees who shall be eligible for an Award for such Plan Year, (ii) the performance goals for such Plan Year, and (iii) the corresponding Award amounts payable under the Plan upon achievement of such performance goals.

SECTION 5. PAYMENT OF AWARD.

     An Award (if any) to any Eligible Employee for a Plan Year shall be paid in cash in a single lump sum as soon as practicable after the end of the Plan Year, provided, however, that the Committee shall have first certified in writing (i) that a performance goal with respect to such Eligible Employee for such Plan Year was satisfied and the level attained, and (ii) the amount of each such Eligible Employee's Award ("Certified Award"). If an Eligible Employee dies after the end of a Plan Year but before receiving payment of any Award, the amount of such Award shall be paid to a designated beneficiary or, if no beneficiary has been designated, to the Eligible Employee's estate, in the form of a lump sum payment in cash as soon as practicable after the Award for the Plan Year has been determined and certified in accordance with this Section 5. Notwithstanding the foregoing, the Committee may determine, by separate employment agreement with any Eligible Employee or otherwise, that all or a portion of an Award for a Plan Year shall be payable to the Eligible Employee upon the Eligible Employee's death, disability or termination of employment with the Company, or upon a change of control of the Company, during the Plan Year.

SECTION 6. NON-TRANSFERABILITY.

     No Award or rights under this Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

SECTION 7. AMENDMENTS AND TERMINATION.

     The Board may terminate or amend the Plan at any time, provided, however, that no termination or amendment of the Plan shall adversely affect the rights of an Eligible Employee or a beneficiary to a Certified Award. Amendments to the Plan may be made without stockholder approval.

SECTION 8. GENERAL PROVISIONS.

          8.1 Nothing in this Plan shall prevent the Board or the Committee from adopting any other or additional compensation arrangements. Neither this adoption of the Plan nor any Award hereunder shall confer upon an Eligible Employee any right to continued employment.

          8.2 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company or its subsidiaries shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation of this Plan.

SECTION 9. STOCKHOLDER APPROVAL.

     The Plan shall be submitted for approval by the stockholders prior to the payment of the Award in accordance with procedure to satisfy the deduction requirements for certain performance-based compensation under Section 162(m) of the Code. Notwithstanding the foregoing, this Plan shall be effective without stockholder approval and without satisfying the requirements of Section 162(m) of the Code.

SECTION 10.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on January 1, 2000.